Exhibit 10.1

Spirit
AeroSystems
Holdings, Inc.
Amended and
Restated
Director
Stock Plan

April 1, 2008

SPIRIT AEROSYSTEMS HOLDINGS, INC.
AMENDED AND RESTATED DIRECTOR STOCK PLAN

-i-

-ii-

SPIRIT AEROSYSTEMS HOLDINGS, INC.
AMENDED AND RESTATED DIRECTOR STOCK PLAN
     WITNESSETH: That;
     WHEREAS, the Company sponsors and maintains the Spirit AeroSystems Holdings, Inc. Director Stock Plan, pursuant to which Participants may acquire shares of common stock in the Company subject to the terms and conditions set forth in the Plan; and
     WHEREAS, it has become desirable to amend and restate the Plan in its entirety; and
     WHEREAS, the Board of Directors of the Company has reviewed the terms and provisions of this amended and restated Plan and found them satisfactory.
     NOW, THEREFORE, the Company hereby adopts this amended and restated Plan on the terms and conditions set forth herein, which Plan will be known as the “Spirit AeroSystems Holdings, Inc. Amended and Restated Director Stock Plan” (the “Plan”).
ARTICLE I — PURPOSE
     Section 1.01. Purpose. The purpose of the Plan is to provide Participants with the opportunity to acquire an interest in the value of the Company through grants of Shares and/or Restricted Stock Units, subject to the conditions and restrictions set forth in the Plan. The maximum aggregate number of Shares and Restricted Stock Units that may be granted to Participants under the Plan is 3,000,000 (taking into account any split-adjusted stock issued under this Plan before the Effective Date of this restatement).
ARTICLE II — DEFINITIONS
     For purposes of the Plan, the following terms will have the following meanings, unless the context clearly indicates otherwise.
     Section 2.01. Affiliated Company means each entity that has a relationship to the Company as described by Section 414(b), (c), or (m) of the Code.
     For purposes of determining whether a Participant has incurred a Separation from Service, the foregoing provisions of Code Sections 414(b) and 414(c) will be applied by substituting the phrase “more than 50%” for the phrase “at least 80%” in each place it appears in Code Section 1563(a)(1), (2), and (3) and in each place it appears in Treasury Regulation Section 1.414(c)-2.
     Section 2.02. Beneficiary means the person(s) or entity(ies) determined under Section 5.03.

     Section 2.03. Board of Directors means the board of directors of the Company.
     Section 2.04. Committee means the Board of Directors or a committee appointed by, and serving at the pleasure of, the Board of Directors for purposes of administering the Plan, which committee will operate under rules and procedures established by the Board of Directors from time to time for such purpose.
     Section 2.05. Company means Spirit AeroSystems Holdings, Inc., a Delaware corporation, or its successor.
     Section 2.06. Companies means the Company, Spirit (or its successor), and any other entity that adopts the Plan with the consent and approval of the Committee.
     Section 2.07. Director means a member of the board of directors of any of the Companies.
     Section 2.08. Discretionary Grant has the meaning set forth in Section 4.01.A.
     Section 2.09. Elective Grant has the meaning set forth in Section 4.01.B.
     Section 2.10. Effective Date has the meaning set forth in Section 8.01.
     Section 2.11. Grant Agreement means an agreement entered into by a Participant with respect to a grant of Shares or RSUs in accordance with Section 4.01.
     Section 2.12. Grant Date means the date on which Shares or RSUs are granted, or deemed granted, to a Participant under this Plan.
     Section 2.13. Mandatory Grant has the meaning set forth in Section 4.01.B.
     Section 2.14. Market Value means, with respect to a Share as of a Valuation Date, the closing price on the Valuation Date of a share of the Company’s common stock, for so long as stock of the Company remains listed or quoted on a nationally recognized market or exchange. If the stock of the Company is no longer listed or quoted on a nationally recognized market or exchange, the Market Value of a Share as of a Valuation Date will be the fair market value of that Share as of that date, as determined by the Board of Directors in good faith, in its Sole Discretion.
     Section 2.15. Meeting Date means, with respect to a Participant who is a non-employee Director of the Company, the date of the Company’s annual meeting at which the Participant will commence the term as a Director with respect to which a Mandatory Grant will be made and with respect to which an Elective Grant may be made. If a Participant is elected as a non-employee Director of the Company at a time other than the Company’s annual meeting (e.g., appointed to fill a vacancy), the term “Meeting Date” will mean the date the Participant is elected as a Director.

     Section 2.16. Participant means a Director who is not an employee of the Company or any Affiliated Company and who has become, and remains, eligible to participate in the Plan pursuant to Section 3.01.
     Section 2.17. Person means an individual, trust, estate, partnership, limited liability company, association, corporation, or other entity.
     Section 2.18. Plan means this Spirit AeroSystems Holdings, Inc. Amended and Restated Director Stock Plan, as amended.
     Section 2.19. Restricted Shares means any Shares for which the one-year service condition in Section 4.02 has not yet been satisfied.
     Section 2.20. Restricted Stock Unit or RSU means a book entry on the books and records of the Company representing the right of a Participant (or the Participant’s Beneficiary) to receive benefits as provided by this Plan, which obligation will consist at all times of the Company’s unsecured and unfunded promise to pay such benefits.
     Section 2.21. Separation from Service means a complete termination of service (including termination of a consulting or independent contractor arrangement) with the Company and each Affiliated Company. The term includes, but is not limited to, a termination which arises from a Participant’s death, disability, or voluntary resignation. A Separation from Service will not be deemed to occur upon a transfer of service involving any combination of the Company and any Affiliated Company. The Committee will determine, in its Sole Discretion, whether a Separation from Service has occurred for purposes of the Plan.
     Section 2.22. Share means a share of Class A common stock of the Company.
     Section 2.23. Spirit means Spirit AeroSystems, Inc., a Delaware corporation, and a wholly-owned subsidiary of the Company.
     Section 2.24. Sole Discretion means the right and power to decide a matter, which right may be exercised arbitrarily at any time and from time to time.
     Section 2.25. Valuation Date means each day on which the New York Stock Exchange is open for trading.
ARTICLE III — ELIGIBILITY
     Section 3.01. Eligibility. Each individual who is a non-employee Director of the Company will be eligible to participate in the Plan upon commencement of the individual’s term as a Director of the Company. The Committee has the right and power, exercisable in its Sole Discretion, to designate additional non-employee Directors who are eligible to participate in the Plan, and the Committee has the right and power, exercisable in its Sole Discretion, to terminate any Participant’s future participation in the Plan. A Participant will cease to be eligible to participate in the Plan upon the earliest to occur of the following: (i) the date the Participant ceases to be a non-employee Director; (ii) the date the Committee terminates the Participant’s participation in the Plan; or (iii) the date the Plan is terminated.
ARTICLE IV — GRANTS OF SHARES AND RESTRICTED STOCK UNITS
     Section 4.01. Grants of Shares and RSUs. Grants of Shares and RSUs will be made in accordance with the following provisions.
A.	Discretionary Grants. The Committee will have the right and power to make a discretionary grant of Shares and/or RSUs to a Participant at any time and from time to time (a “Discretionary Grant”), it being understood that nothing obligates the Committee or the Board of Directors to make a Discretionary Grant to any Participant. Participation by a Participant in a Discretionary Grant will neither limit nor require participation by the Participant in any other grant of Shares or RSUs under the Plan, it being within the Sole Discretion of the Committee to determine the Participants eligible to participate in any Discretionary Grant and to determine the amount or number of Shares or RSUs to be granted in any Discretionary Grant.

B.	Mandatory and Elective Grants — Annual Director Compensation. For each Participant who is a non-employee Director of the Company, one half of the Participant’s annual director compensation from the Company (as determined by the Board of Directors each year) will be paid in the form of a grant of Shares and/or RSUs, as elected by the Participant at the time and in the manner prescribed in Section 4.03 (a “Mandatory Grant”). In addition, any such Participant may elect, at the time and in the manner prescribed in Section 4.03, to have all or any portion of the remainder of such Participant’s annual director compensation paid in cash or in the form of a grant of Shares and/or RSUs (an “Elective Grant”). The number of Shares or RSUs granted to a Participant in a Mandatory Grant or an Elective Grant will be determined under such conventions and rules as the Board of Directors or the Committee may adopt, in its Sole Discretion.

C.	General Provisions Applicable to Grants. Each grant of Shares and/or RSUs will be made pursuant to a Grant Agreement. In the Sole Discretion of the Committee, the Shares or RSUs granted in a grant may be either Shares or RSUs previously issued under the Plan that have been reacquired by the Company (e.g., upon forfeiture by a Participant) or Shares or RSUs that have been authorized but not previously issued under the Plan. If a Participant’s interest in Shares or RSUs granted under the Plan terminates, any Shares or RSUs in which the Participant has no further interest will again be available for grant under the Plan. The Committee will have the unrestricted right and power, in its Sole Discretion, to establish such other terms, conditions, restrictions, or procedures related to a grant of Shares or RSUs under the Plan as the Committee deems necessary or appropriate, including, but not limited to, requiring, as a condition precedent to the grant of Shares or RSUs under the Plan, that a Participant execute any documents or agreements that the Committee deems necessary or appropriate.
     Section 4.02. One-Year Service Condition. Unless otherwise provided in the Grant Agreement, the Shares or RSUs granted in a Discretionary Grant or a Mandatory Grant will be subject to a one-year service condition. If a Participant ceases to be a Director for any reason before the first anniversary of the Grant Date with respect to a Discretionary Grant or a Mandatory Grant, the Participant will not satisfy the one-year service condition, and the Shares and/or RSUs granted to the Participant in that Discretionary Grant or Mandatory Grant will be forfeited to the Company without any payment therefor. The Board of Directors may, in its Sole Discretion, waive this one-year service condition with respect to a Participant if it deems it appropriate and in the best interests of the Company to do so.
     Section 4.03. Participant Elections. An election by a Participant in connection with a Mandatory Grant or an Elective Grant (see Section 4.01.B) must be made in writing and in such form as the Committee may prescribe (which may include, but is not limited to, making the election as part of a Grant Agreement). The election must be made on or before the preceding December 31, except that, in the case of a Participant who is newly eligible to participate in the Plan, the election may be made during the period ending 30 days after the date the Participant first becomes eligible to participate in the Plan. An election will be irrevocable for the 12-month period beginning on the Meeting Date to which it relates. Elections will apply on a grant-by-grant basis, and a Participant must make a new election with respect to each term the Participant serves as a Director. Failure to make a valid and timely election with respect to a Mandatory Grant will require that payment be made in the form of a grant of Shares. Failure to make a valid and timely election with respect to an Elective Grant will require that payment be made in cash.
     Section 4.04. Restricted Stock Units. Restricted Stock Units granted under the Plan will be evidenced by an appropriate ledger entry on the books of the Company. If fractional RSUs are granted, the fractional amount will be rounded (using such rules and conventions as the Committee may adopt, in its Sole Discretion) to the nearest one-hundredth of an RSU. If, after the date on which any ledger entry is made, the number of outstanding shares of the Company’s common stock is adjusted by stock dividends, stock splits, combination of shares, or other similar capital adjustment, the number of RSUs represented by the ledger entry will be similarly adjusted. Further, in the event the corporate form of doing business is changed, converted, or merged into any other form of doing business, then the terms hereof will apply mutatis mutandis. The Committee may, in its Sole Discretion, issue certificates evidencing the Restricted Stock Units issued under the Plan, but, in the event of a discrepancy between a certificate and any ledger entry on the books of the Company, the ledger entry will control.
     Section 4.05. Dividends. Dividends declared by the Board of Directors with respect to Shares will, with respect to any Restricted Shares, be cumulated and paid only at the time such condition has been satisfied in accordance with this Article IV. No dividends or dividend-equivalent amounts will be paid with respect to RSUs granted under the Plan, except as provided in Section 5.01.

     Section 4.06. No Rights of Stockholder. Restricted Shares may not be transferred or assigned, and a Participant will not have the rights of a stockholder in the Company with respect to any Restricted Shares unless and until the Participant acquires an interest in such Restricted Shares in accordance with this Article IV, except that a Participant will be entitled to exercise the voting rights of a holder of the Shares granted hereunder unless and until such Shares are required to be forfeited to the Company.
     Section 4.07. Certificates and Legends. The Company may, but shall not be required, to issue certificates with respect to Restricted Shares granted under the Plan. If certificates representing Restricted Shares are issued, such certificates will bear (until, in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) the following legend:
     The securities represented by this document are subject to the terms, conditions, restrictions, and contingencies, including restrictions on transfer and risk of forfeiture, contained in the Spirit AeroSystems Holdings, Inc. Amended and Restated Director Stock Plan, as amended from time to time, a copy of which is on file at the principal office of Spirit AeroSystems Holdings, Inc.
ARTICLE V — BENEFITS WITH RESPECT TO RESTRICTED STOCK UNITS
     Section 5.01. RSU Benefits. To the extent a grant of RSUs has been made to a Participant and the Participant has satisfied all conditions with respect to such RSUs and has otherwise acquired full interest in such RSUs under the terms of the Plan, the Participant will be entitled to receive, at the time and in the manner prescribed in Section 5.02, and amount with respect to each such RSU equal to: (i) the Market Value of one Share as of the Valuation Date immediately preceding or coincident with the date payment is made; plus (ii) the amount of all dividends (other than stock dividends) actually paid on one Share during the period beginning on the Grant Date with respect to the RSU and ending on the date payment is made; minus (iii) all authorized withholdings (if any) and any amounts owed by the Participant (or the Participant’s present-interest Beneficiary) to the Company or any Affiliated Company.
     Section 5.02. Payment of RSU Benefits. To the extent a Participant is entitled to receive benefits under Section 5.01, such benefits will be paid in a single lump-sum payment as soon as administratively practicable after the date the Participant incurs a Separation from Service. But in no event will payment be made later than (i) the end of the calendar year in which the Participant incurs the Separation from Service, or (ii) if later, the 15th day of the third calendar month following the date the Participant incurs the Separation from Service. Payment under this Section 5.02 may be made in cash or in Shares valued at Market Value, at the election of the Board of Directors or the Committee, in their Sole Discretion.
     Upon payment of benefits, any certificates representing RSUs with respect to which payment is made will automatically be cancelled without any action on the part of the Company or the Participant, and the surrender of the actual certificates will not be required.

     Section 5.03. Beneficiary. If a Participant dies, any amounts payable or transferrable, or that become payable or transferrable, to the Participant hereunder will be made to the Participant’s Beneficiary.
     The Beneficiary of a Participant will be the person(s) or entity(ies) designated by the Participant on a beneficiary designation form provided by the Committee. The Participant will have the right to change the Participant’s beneficiary designation at any time. But no change in the Participant’s beneficiary designation will be effective until received and accepted by the Committee. If the Participant dies without having a valid beneficiary designation in force, or in the event no designated Beneficiary is alive or in being at the time of the Participant’s death, the Participant’s Beneficiary will be deemed to be the Participant’s surviving spouse or, if the Participant leaves no surviving spouse, the Participant’s estate.
     If the Committee has any doubt as to the proper person(s) or entity(ies) to receive a payment or transfer hereunder, it will have the right to withhold the payment or transfer until the matter is finally adjudicated. Any payment or transfer made in good faith and in accordance with the provisions of this Plan and the Participant’s beneficiary designation form (if any) will fully discharge the Company, the Committee, and all other persons from all further obligations with respect to such payment or transfer.
     Section 5.04. Source of Benefits. Amounts payable under this Article V will come exclusively from the general assets of the Company, and the Company’s obligation will constitute a mere promise to pay benefits in the future, and no person entitled to a payment hereunder will have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or other asset of the Company. The Company is not obligated to invest in any specific assets or fund, but it may invest in any asset or assets it deems advisable in order to provide a means for the satisfaction of any liabilities under this Plan. Each Participant (or present-interest Beneficiary) will be an unsecured general creditor of the Company and will have no interest whatsoever in any such assets or fund. The Company’s liability for benefits hereunder will be evidenced only by this Plan.
     Section 5.05. Restrictions on Alienation. Until the actual receipt of any benefit under this Plan by the Participant or a Beneficiary, no right or benefit under the Plan will be subject in any manner to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance, garnishment, execution, levy, or charge of any kind, whether voluntary or involuntary, including assignment or transfer to satisfy any liability for alimony or other payments for property settlement or support of a spouse or former spouse or other relative of the Participant or a Beneficiary, whether upon divorce, legal separation, or otherwise. Any attempt to anticipate, alienate, sell, assign, transfer, pledge, encumber, garnish, execute upon, levy upon, or charge any right or benefit under the Plan will be void. No right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit, and no right or benefit hereunder will be considered an asset of such person in the event of his or her divorce, insolvency, or bankruptcy. The rights of the Participant or a Beneficiary hereunder will not be subject in any manner to attachment or other legal process for the debts of the Participant or such Beneficiary.

ARTICLE VI — ADMINISTRATION
     Section 6.01. Committee. The Committee will have full power to administer the Plan in all of its details, which powers will include, but are not limited to, the authority, in addition to all other powers provided by the Plan, to:
A.	Determine in its Sole Discretion the eligibility of any Director to participate in the Plan;

B.	Make discretionary interpretations regarding the terms of the Plan and make factual findings with respect to any issue arising under the Plan, including, but not limited to, the power to determine whether a Director will be eligible to participate in the Plan or receive benefits under the Plan, with its interpretation to be final and conclusive;

C.	Make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

D.	Appoint such agents, specialists, legal counsel, accountants, consultants, or other persons as the Committee deems advisable to assist in administering the Plan; and

E.	Maintain all records of the Plan.
     Section 6.02. Reliance on Certificates, etc. The members of the Committee, the Board of Directors, and the Directors, officers and employees of the Companies will be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for any of the Companies.
     Section 6.03. Plan Records. In all matters related to administration of the Plan, the official determinations and records of the Plan, as made, identified, and maintained by the Committee, in its Sole Discretion, will control. In the event of any discrepancy between the official determinations and records of the Plan and any other document or communication, the official determinations and records of the Plan will control.
ARTICLE VII — AMENDMENT AND TERMINATION
     Section 7.01. Amendment and Termination. The Board of Directors may, at any time, suspend or terminate the Plan and will have the right to alter or amend the Plan or any part thereof at any time and from time to time as it may, in its Sole Discretion, deem proper and in the best interests of the Company. But no such termination, suspension, alteration, or amendment will, without the consent of the Participant, deprive a Participant of any interest in Shares or RSUs previously acquired by the Participant under the Plan, subject to the terms and conditions of the Company’s certificate of incorporation and bylaws and any agreement entered into with respect to such Shares or RSUs. Any termination, suspension, alteration, or amendment of the Plan may be made by the Board of Directors without action on the part of the stockholders of the Company. Upon termination of the Plan, the rights of each Participant in any Shares or RSUs the Participant is not entitled to receive will terminate.
ARTICLE VIII — MISCELLANEOUS
     Section 8.01. Effective Date. The amended and restated Plan will be effective for grants of Shares and RSUs made on or after April 1, 2008, or, if later, the date of its adoption and approval by the Board of Directors and the stockholders of the Company (the “Effective Date”).
     Section 8.02. Payments Net of Withholding. Notwithstanding any other provision of the Plan, all transfers or payments will be net of any amount sufficient to satisfy all federal, state, and local withholding tax requirements, and will also be net of all amounts owed by Participant to the Companies.
     With respect to Shares granted or transferred to a Participant under this Plan, any required withholdings or reductions may be accomplished by any of the following methods (or any combination of the following methods), as determined by the Committee in its Sole Discretion: (i) the total number of Shares granted or transferred to the Participant may be reduced by a number of whole or fractional Shares (as determined by the Committee, in its Sole Discretion), the value of which will be applied to satisfy such withholdings or reductions, but if the value of the Shares so withheld exceeds the amount of such withholdings or reductions, such excess will be paid in cash to the Participant within 2 1/2 months after the date the withholding occurs; (ii) the amount of the withholdings or reductions may be withheld from other amounts payable to the Participant by the Company, including, but not limited to, other fees or remuneration; (iii) the Participant may be required, as a condition precedent to transfer or release of the Shares, to make a payment to the Company in an amount equal to the amount of the withholdings or reductions (e.g., by selling a sufficient number of Shares); or (iv) such other method or combination of methods as the Committee deems appropriate, in its Sole Discretion.
     Shares granted or transferred under the Plan will be subject to any and all terms, conditions, and restrictions set forth in the Company’s certificate of incorporation and bylaws (each as amended and in effect from time to time) and any agreement entered into with respect to such Shares. The Committee will have the right, in its Sole Discretion, to require, as a condition precedent to the grant, transfer, or release of any Shares hereunder, that the transferee execute such agreements or documents (e.g., power of attorney) as the Committee deems necessary or appropriate.
     Section 8.03. Binding on Successors. The Plan will be binding upon all Participants, their respective heirs, and personal representatives, and upon the Companies, their successors and assigns.
     Section 8.04. Governing Law. The Plan and all agreements entered into under the Plan will be governed, construed, administered, and regulated in all respects under the laws of the

State of Delaware, without regard to the principles of conflicts of law, to the extent such laws are not preempted by the laws of the United States of America. Any action concerning the Plan or any agreement entered into under the Plan will be maintained exclusively in the state or federal courts in Delaware.
     Section 8.05. Headings. The headings used in the Plan are inserted for reference purposes only and will not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.
     Section 8.06. Notices. Any notices or communications permitted or required to be given herein by any Participant, the Company, the Committee, the Companies, or any other person will be deemed given either (i) when delivered, or (ii) three days after being placed in the United States mail in an envelope addressed to the last communicated address of the person to whom the notice is being given, with adequate postage thereon prepaid.
     Section 8.07. Severability. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions thereof, and the Plan will be construed and enforced as if such provisions had not been included.
     Section 8.08. No Right to Serve as a Director. Nothing herein contained will be deemed to give any Participant the right to continue to serve as a Director or to be nominated by any of the Companies to serve as a Director.
     Section 8.09. Government and Other Regulations. The obligation of the Company to issue Shares or grand RSUs under the Plan will be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies as may be required, including, but not limited to, the effectiveness of a registration statement under the Securities Act of 1933, as amended, as deemed necessary or appropriate by legal counsel for the Company.
     Section 8.10. Nonexclusivity of the Plan. The adoption of the Plan by the Board of Directors will not be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable.
     Section 8.11. Conditions and Restrictions on Shares. Shares acquired under the Plan will be subject to any and all terms, conditions, and restrictions set forth in the Company’s certificate of incorporation and bylaws (each as amended and in effect from time to time) and any agreement entered into with respect to such Shares.
     Section 8.12. No Acceleration. Except as otherwise permitted by law, the time or schedule of any payments or transfers under this Plan will not be accelerated, and no interpretation, modification, alteration, amendment, or complete or partial termination of this Plan, or any provision of this Plan, will cause or permit acceleration of the time or schedule of any payment or transfer under this Plan.

     IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed by a duly authorized officer, effective as of the Effective Date.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
By:
Name:
Title:

SPIRIT AEROSYSTEMS HOLDINGS, INC.
AMENDED AND RESTATED DIRECTOR STOCK PLAN
BENEFICIARY DESIGNATION

PARTICIPANT:	SSN:
ADDRESS:	CITY: STATE: ZIP:
DATE OF BIRTH:	DATE OF HIRE:
Pursuant to Section 5.03 of the Spirit AeroSystems Holdings, Inc. Amended and Restated Director Stock Plan, I hereby designate the following individual(s) or entity(ies) to be my Beneficiary(ies).
PRIMARY BENEFICIARY(IES).

Name and Address	Relationship to Participant	Percentage of Benefits

1.

2.

3.

CONTINGENT BENEFICIARY(IES). If the Primary Beneficiary(ies) dies (or otherwise ceases to exist) before my death, the following shall be my Beneficiary(ies):

Name and Address	Relationship to Participant	Percentage of Benefits

1.

2.

3.

If more than one primary beneficiary or contingent beneficiary is named, each beneficiary will share equally in the benefits to be paid under the plan, unless I have indicated otherwise by specifying the percentage of plan benefits to be received by each beneficiary. If a primary or contingent beneficiary dies (or ceases to exist) prior to my death, the percentage that would have been received by that beneficiary shall be divided among the surviving primary or contingent beneficiary(ies), as the case may be, in proportion to the percentages denominated to each surviving beneficiary, unless I have indicated otherwise.
DATED this                day of                                         , 20___.

Signature:
Printed Name:
ACCEPTED by the Committee this                 day of                                         , 20___.

On behalf of the Committee
# # #